UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code	)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On July 18, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) announced that, pursuant to its cash tender offer (the “Offer”) for its $300,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2009 (the “Notes”), it has purchased approximately $280.3 million aggregate principal amount of the Notes, representing approximately 93% of the total principal amount of the Notes. The Offer expired at midnight, New York City time, on July 17, 2003. The Authority paid approximately $302.5 million in cash to purchase the Notes in the Offer. Approximately $19.7 million in aggregate principal amount of the Notes remain outstanding and are scheduled to mature on January 1, 2009.

On July 18, 2003, the Authority issued a press release relating to the expiration and results of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com under “About Us/Investor Relations.”

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are furnished as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated July 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

	By:	/s/ MARK F. BROWN
Date: July 18, 2003		Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Mohegan Tribal Gaming Authority, dated July 18, 2003.